UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2012

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders.

AvalonBay Communities, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 23, 2012.  Proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 and there was no solicitation in opposition to the Company’s solicitation.  At the meeting, holders of the Company’s stock were asked (1) to elect nine directors to serve until the 2013 Annual Meeting of Stockholders and until their successors are elected and qualified, (2) to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012, (3) to cast a non-binding, advisory vote upon the compensation of executive officers of the Company, as described in the Company’s proxy statement, and (4) to consider and vote upon a stockholder proposal concerning the preparation of a sustainability report.

Each share of common stock was entitled to one vote with respect to matters submitted to a vote of the Company’s stockholders, and the voting results reported below are final.

Proposal 1

Each of the Company’s nominees for director as listed in the proxy statement was re-elected as shown in the table below.  There were no votes abstained with respect to any director nominee.  There were 3,016,043 broker non-votes with respect to Proposal 1.

Nominee:	Votes “For”	Votes Withheld
Bryce Blair	82,928,075	815,691
Alan B. Buckelew	83,416,823	326,943
Bruce A. Choate	82,784,397	959,369
John J. Healy, Jr.	82,765,839	977,927
Timothy J. Naughton	83,203,516	540,250
Lance R. Primis	82,628,424	1,115,342
Peter S. Rummell	83,312,166	431,600
H. Jay Sarles	83,300,703	443,063
W. Edward Walter	83,451,605	292,161

Proposal 2

Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2012.  86,027,748 votes were cast in favor of ratifying the selection of Ernst & Young LLP, 681,443 votes were cast against, and 50,618 votes abstained.  There were no broker non-votes with respect to Proposal 2.

Proposal 3

Stockholders cast a non-binding, advisory vote approving the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K.  81,323,833 votes were cast in favor of approval of such compensation, 2,330,262 votes were cast against, and 89,671 votes abstained. There were 3,016,043 broker non-votes with respect to Proposal 3.

Proposal 4

Stockholders also cast a vote on a proposal presented by the Office of the Comptroller of the City of New York, as custodian and trustee of the New York City Employees’ Retirement System, the New York City Fire Department Pension Fund, the New York City Teachers’ Retirement System, and the New York City Police Pension Fund, and as custodian of the New York City Board of Education Retirement System, requesting that the Board of Directors of the Company prepare a sustainability report meeting certain specified standards.  37,267,868 votes were cast in favor of the stockholder proposal, 40,988,526 votes were cast against, and 5,487,372 votes abstained.  There were 3,016,043 broker non-votes with respect to Proposal 4.

Following this vote, Bryce Blair, Chairman of the Board, announced that, despite the fact that the stockholder proposal was defeated, the Company recognizes that the vote reflects that a sizeable minority of the Company’s stockholders desire more and broader information about the Company’s efforts, results and goals in the area of sustainability.  He stated that the Company is proud of what it currently does in this area and will explore how it can provide additional information on its ongoing efforts in this area in a cost effective manner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

May 24, 2012
	By:	/s/ Thomas J. Sargeant
	Name:	Thomas J. Sargeant
	Title:	Chief Financial Officer